                                                                    Exhibit 12

                    Liberty Digital, Inc. and Subsidiairies
     Statement Regarding Computation of Ratios for the periods indicated
                                  (unaudited)

                                                                                                      TCI
                                                                    Liberty Digital, Inc.         Music, Inc.
                                                                ----------------------------      -----------
                                                                Three months      One month       Two Months
                                                                   ended            ended            ended
                                                                  March 31,        March 31,      February 28,
                                                                -------------   ------------      ------------
                                                                    2000             1999            1999
                                                                -------------   ------------      ------------
Earnings (losses) from continuing operations
     before income taxes....................................       108,509         (2,406)           145

Add:
Interest on debt............................................         3,446            550          1,138
Interest portion of rentals.................................           406            184            340
Share of (earnings) losses from equity investees
     with debt not guaranteed by Liberty Digital............         4,576            187              6
Amortization of line of credit fees.........................            12              3             12
                                                                 ---------      ---------         ------
Earnings available for fixed charges and
     preferred stock dividends..............................       116,949         (1,482)         1,641
                                                                 =========      =========         ======
Fixed Charges:
Interest on debt............................................         3,446            550          1,138
Interest portion of rentals.................................           406            184            340
Amortization of line of credit fees.........................            12              3             12
                                                                 ---------      ---------         ------
Total fixed charges.........................................         3,864            737          1,490
                                                                 =========      =========         ======
Consolidated ratio of earnings to fixed charges.............          30.3           --              1.1
                                                                 =========      =========         ======
Deficiency of consolidated earnings to cover fixed charges..          --           (2,219)          --
                                                                 =========      =========         ======
Total fixed charges.........................................         3,864            737          1,490
Preferred stock dividends, pre-tax..........................         4,363            210            420
                                                                 ---------      ---------         ------
Total fixed charges and preferred stock dividends...........         8,227            947          1,910
Consolidated ratio of earnings to fixed charges and
     preferred stock dividends..............................          14.2           --             --
                                                                 =========      =========         ======
Deficiency of consolidated earnings to cover combined
     fixed charges and preferred stock dividends............          --           (2,429)          (269)
                                                                 =========      =========         ======

                                                             Liberty
                                                           Digital, Inc.                    TCI Music, Inc.
                                                           -------------     --------------------------------------------
                                                            Ten Months        Two Months         Year        Six Months
                                                              ended             ended            ended         ended
                                                           December 31,       February 28,    December 31,   December 31,
                                                           ------------      -------------    ------------   ------------
                                                               1999              1999             1998          1997
                                                           ------------      -------------    ------------   ------------
Earnings (losses) from continuing operations
     before income taxes............................        (737,755)                145           (1,323)         2,443

Add:
Interest on debt....................................           6,189               1,138            6,035            409
Interest portion of rentals.........................           1,707                 340            1,911            874
Share of (earnings) losses from equity investees
     with debt not guaranteed by Liberty Digital....          11,620                   6             (151)          (120)
Amortization of line of credit fees.................              50                  12               50              -
                                                          -----------        -------------     -----------   ------------
Earnings available for fixed charges and
     preferred stock dividends......................        (718,189)              1,641            6,522          3,606
                                                          ===========        =============     ===========   ============
Fixed Charges:
Interest on debt....................................           6,189               1,138            6,035            409
Interest portion of rentals.........................           1,707                 340            1,911            874
Amortization of line of credit fees.................              50                  12               50              -
                                                          -----------        -------------     -----------   ------------
Total fixed charges.................................           7,946               1,490            7,996          1,283
                                                          ===========        =============     ===========   ============
Consolidated ratio of earnings to fixed charges.....               -                 1.1                -            2.8
                                                          ===========        =============     ===========   ============
Deficiency of consolidated earnings to cover
     fixed charges..................................        (726,135)                  -           (1,474)             -
                                                          ===========        =============     ===========   ============
Total fixed charges.................................           7,946               1,490            7,996          1,283
Preferred stock dividends, pre-tax..................           3,985                 420            2,257            207
                                                          -----------        -------------     -----------   ------------
Total fixed charges and preferred stock dividends...          11,931               1,910           10,253          1,490

Consolidated ratio of earnings to fixed charges and
     preferred stock dividends......................               -                   -                -            2.4
                                                          ===========        =============     ===========   ============
Deficiency of consolidated earnings to cover combined
     fixed charges and preferred stock dividends.....        (730,120)               (269)          (3,731)             -
                                                          ===========        =============     ===========   ============
                                                                                    DMX, Inc.
                                                              ----------------------------------------------------
                                                                 Nine Months             Year            Year
                                                                    ended                ended          ended
                                                                  June 30,           September 30,    September 30,
                                                              ----------------       ------------     ------------
                                                                    1997                 1996             1995
                                                              -----------------      -------------    ------------
Earnings (losses) from continuing operations
    before income taxes.............................               (14,708)             (33,855)           (23,079)

Add:
Interest on debt....................................                   422                  300                209
Interest portion of rentals.........................                 1,341                1,775              1,699
Share of (earnings) losses from equity investees
     with debt not guaranteed by Liberty Digital....                  (203)                (197)              (307)
Amortization of line of credit fees.................                     -                    -                  -
                                                               -----------          -----------       ------------
Earnings available for fixed charges and
     preferred stock dividends......................               (13,148)             (31,977)           (21,478)
                                                               ===========          ===========       ============
Fixed Charges:
Interest on debt....................................                   422                  300                209
Interest portion of rentals.........................                 1,341                1,775              1,699
Amortization of line of credit fees.................                     -                    -                  -
                                                               -----------          -----------       ------------
Total fixed charges.................................                 1,763                2,075              1,908
                                                               ===========          ===========       ============
Consolidated ratio of earnings to fixed charges.....                     -                    -                  -
                                                               ===========          ===========       ============
Deficiency of consolidated earnings to cover
     fixed charges..................................               (14,911)             (34,052)           (23,386)
                                                               ===========          ===========       ============
Total fixed charges.................................                 1,763                2,075              1,908
Preferred stock dividends, pre-tax..................                     -                    -                  -
                                                               -----------          -----------       ------------
Total fixed charges and preferred stock dividends...                 1,763                2,075              1,908

Consolidated ratio of earnings to fixed charges and
     preferred stock dividends......................                     -                   -                  -
                                                               ===========          ==========        ============
Deficiency of consolidated earnings to cover combined
     fixed charges and preferred stock dividends.....              (14,911)            (34,052)            (23,386)
                                                               ===========          ==========        ============